HART & TRINEN, L.L.P.

                             Attorneys at Law

                             1624 Washington Street
                            Denver, Colorado  80203
                         Telecopier No 839-5414
                             (303) 839-0061


                            February 15, 1997



Securities and Exchange Commission
450 5th Street, N.W.
Washington, D.C.  2000l

         Re:  Registration Statement on Form S-3
              CEL-SCI Corporation
Gentlemen:
         On behalf of the above-named Registrant, we enclose Amendment No. 1 to the Registration Statement on Form S-3.
  The registration fee for this filing has been sent via wire transfer.
                                  Very truly yours,
                                  HART & TRINEN, L.L.P.
                                  By  /s/ William T. Hart William T.
                                    Hart

WTH:dm
Enclosures